EXHIBIT 21.1
Form 10-KSB
KIK Technology International, Inc.
File No. 0-30197


                         SUBSIDIARIES OF THE REGISTRANT

KIK Technology, Inc. - incorporated in June 1988 under the laws of the State of California.